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                                                                      EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT

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Subsidiary                          State of Incorporation
----------                          ----------------------
Primecall, Inc.                     Washington
GFP Group, Inc.                     Washington

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